UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

Evoke Pharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 858 345-1494

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On February 21, 2023, Evoke Pharma, Inc. (the “Company”) and Eversana Life Science Services LLC., the Company’s commercialization partner, announced that the Company’s abstract entitled “Reducing Real-World Healthcare Resource Utilization For Patients With Diabetic Gastroparesis (DGP) Treated with Metoclopramide Nasal Spray Versus Oral Metoclopramide” has been selected for the plenary lecture presentation at the upcoming Digestive Disease Week (DDW) 2023. The meeting will take place May 6-9, 2023 at McCormick Place in Chicago, IL.

The abstract will be delivered in an oral plenary presentation by David C. Kunkel, MD, Gastroenterologist and Associate Professor of Medicine at UC San Diego Health. The presentation will highlight data from a retrospective cohort analysis of 514 diabetic gastroparesis patients comparing those receiving either GIMOTI or oral metoclopramide to determine the relative usage of healthcare resources across several settings, such as physician's offices, emergency rooms, and inpatient and outpatient hospital visits.

Details of the presentation are as follows:

Distinguished Plenary Presentation Title: “Reducing Real-World Healthcare Resource Utilization for Patients with Diabetic Gastroparesis (DGP) Treated with Metoclopramide Nasal Spray Versus Oral Metoclopramide”

Presentation Date & Time: May 9, 2023, from 8:00 AM to 9:30 AM CDT

Presenter: Dr. David C. Kunkel, Gastroenterologist and Associate Professor of Medicine at UC San Diego Health

Location: McCormick Place, Chicago, IL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date:	February 21, 2023	By:	/s/ Matthew J. D'Onofrio
Name: Matthew J. D'Onofrio Title: Executive Vice President, Chief Business Officer and Secretary